Exhibit 99.1



     First Montauk Financial Corp. Announces Expansion of Board of Directors
                    and Establishment of New Board Committee


RED BANK, N.J -- February 24, 2006 -- First Montauk Financial Corp. (FMFK.OB), a nationwide provider of investment services through independent financial professionals, today announced that it has appointed Mr. David I. Portman as an independent member of its board of directors. Mr. Portman was appointed to serve as a Class III director to fill a vacancy in that class. Mr. Portman previously served as a member of the board of directors of First Montauk from June 1993 through December 2002. In addition to serving on its board, First Montauk also announced that Mr. Portman will serve on its Audit Committee and Compensation Committee.

Mr. Portman, age 64, currently serves as the president of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he has held since 1978. In addition, Mr. Portman currently serves as a director of Pacifichealth Laboratories, Inc. (PHLI.OB), a publicly held nutrition technology company, a position he has held since August 1995.

Victor K. Kurylak, President and C.E.O. of First Montauk commented, "We are very pleased that David Portman will be returning to our board of directors. David's past experience with First Montauk, combined with his demonstrated leadership and strategic planning skills, will be a tremendous asset for the Company." David Portman stated, "I am looking forward to returning to First Montauk. The Company's recent financial performance has been impressive, and I am excited by the Company's direction under the leadership of its current management team."

In addition, First Montauk also announced today that is has established a Special Committee of its Board of Directors and appointed each of its independent directors to serve as members of this new committee. The initial members of this committee are Messrs. Barry D. Shapiro, Ward R. Jones, Jr. and David I. Portman, with Mr. Portman as its chairman. The board established the special committee for the purpose of reviewing all potential strategic transactions or alternatives which may be presented to the Company. In addition, the special committee will review alternatives to any potential strategic transaction in order to protect shareholder value.

About First Montauk Financial Corp.

Montauk Financial Group is a service mark of First Montauk Securities Corp., Member NASD/SIPC. First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, NJ, with approximately 50,000 retail and institutional accounts. The Company's ability to offer quality support services, research, web-based information systems and a competitive commission payout structure has attracted approximately 290 independent, professional registered representatives across the country. Additional information is available at the Company's website at www.montaukfinancial.com.

Statements contained in this news release regarding expected financial results of the Company and First Montauk Securities Corp., are forward-looking statements, subject to uncertainties and risks, many of which are beyond the Company's control, including, but not limited to, market conditions, interest rate and currency fluctuations, dependence on key personnel, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Factors Affecting Forward Looking Statements" in the Company's Form 10-K for the year ended December 31, 2004, Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2005, and the Company's reports on Form 8-K, as filed with the Securities and Exchange Commission. Forward-looking statements by their nature involve substantial risks and uncertainties. As a result, actual results may differ materially depending on many factors, including those described above. The Company cautions that historical results are not necessarily indicative of the Company's future performance.

Contact:
Montauk Financial Group
Victor K. Kurylak, 732-842-4700, ext. 4230
vkurylak@montaukfinancial.com

Source: First Montauk Financial Corp.

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